Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our report dated May 28, 2026 in the Registration Statements on Form S-4 (Registration No. 333-296815) of Bio Green Med Solution, Inc. relating to the financial statements of Future NRG Sdn. Bhd. for the fiscal years ended December 31, 2025 and 2024 which appear in the Registration Statement on Form S-4 of Bio Green Med Solution, Inc.

We also consent to the references to us under the headings “Experts” in such Registration Statements.

/s/ MORISON LC PLT
Kuala Lumpur, Malaysia
August 21, 2026